EXHIBIT 23(Q)

                                POWER OF ATTORNEY

                  The undersigned Trustees of Emerald Mutual Funds, a Delaware statutory trust (the "Trust"), do hereby constitute and appoint Daniel W. Moyer IV, President of the Trust and Kenneth G. Mertz II, Vice President, Treasurer and Chief Investment Officer of the Trust, as their true and lawful agents and attorneys-in-fact, in their name, place and stead, to adopt and file the Trust's Registration Statement on Form N-1A, including all exhibits, or amendments thereto, with the United States Securities and Exchange Commission, as such attorneys-in-fact may, from time to time, determine in each of their sole discretion to be necessary, desirable or appropriate and, to the fullest extent to which the undersigned might perform the same, to engage in all other acts and deeds which may be necessary, desirable or appropriate to effect the foregoing filings upon such terms as such attorneys-in-fact may approve in each of their sole discretion.

                  This Power of Attorney shall be binding upon each of the Trustees and shall expire when revoked in writing by a Trustee.

                  The undersigned Trustees hereby execute this Power of Attorney as of this 2nd day of February, 2005.



/s/ J. Barton Harrison                     /s/ Robert J. Dickson
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J. Barton Harrison                         Robert J. Dickson


/s/ H.J. Zoffer                            /s/ Douglas S. Garban
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H.J. Zoffer                                Douglas S. Garban


/s/ Scott C. Penwell                       /s/ Robert P. Newcomer
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Scott C. Pennwell                          Robert P. Newcomer